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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2003

Arbor Inc. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-30516 (Commission File Number)	88-0448920 (IRS Employer Identification No.)

Two Datran Center, 9130 Dadeland Boulevard, Suite 1613,Miami, FL (Address of principal executive offices)	33156 (Zip Code)

Registrant's telephone number, including area code: (305) 854-8889

28 Lavalencia Garden, N.E., Calgary, AB T1Y 6P4 (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not Applicable.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Messrs. Joginder Brar, Jaroslav Zubik, Harjit Mand, have resigned as directors and officers of the Company and Mr. Leo Moisio has resigned as an officer. Mr. Joginder Brar has resigned from the office of President, Mr. Jaroslav Zubik has resigned from the office of Secretary, Mr. Harjit Mand has resigned from the office of Treasurer and Mr. Leo Moisio has resigned from the office of Vice-President of the Company.  None of the outgoing directors have resigned or declined to stand for re-election to the board of directors since the date of the last annual meeting of shareholders because of a disagreement with the registrant on any matter relating to the registrant's operations, policies or practices.  The change in directors is a business decision only.

In their place Messrs. Costas Takkas and Stephen Spoonamore have been appointed as directors of the Company. Mr. Takkas has been appointed to the office as President, Mr. Spoonamore to the office of Secretary and Mr. Robert H. Miller to the office of Treasurer of the Company.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

EXHIBITS

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR INC. (Registrant)
Date: March 21, 2003	s/ Costas Michael Takkas ___________________________________________ Costas Michael Takkas, President

*Print name and title of the signing officer under his signature.